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                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into by and between Goran Capital Inc. ("Goran") and Symons International Group, Inc. (together with its subsidiaries, "SIG") and David N. Hafling ("You", "Your" or "Executive") as of October 15, 2001 with reference to the following:

     WHEREAS, Goran and SIG consider it essential in their respective best interests and the best interests of their respective stockholders for SIG to retain the employment of David N. Hafling, upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Executive desires to continue employment by SIG upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth below, the parties agree as follows:

1.   EMPLOYMENT

     1.1 TERM OF AGREEMENT. SIG agrees to continue the employment of Executive as Vice President, Chief Actuary of SIG, until December 31, 2004 or until such employment is terminated pursuant to Section 3 below; PROVIDED, HOWEVER, that the term of this Agreement shall automatically be extended without further action of either party for additional one (1) year periods thereafter unless, not later than sixty (60) days prior to the end of the then effective term, either SIG or the Executive shall have given written notice that such party does not intend to extend this Agreement.

     1.2 TERMS OF EMPLOYMENT. During the term of this Agreement, You agree to be a full-time employee of SIG serving in the position of Vice President, Chief Actuary of SIG and further agree to devote substantially all of Your working time and attention to the business and affairs of SIG and, to the extent necessary to discharge the responsibilities associated with Your position as Vice President, Chief Actuary of SIG, to use Your best efforts to perform faithfully and efficiently such responsibilities. Executive shall perform such duties and responsibilities as may be determined from time to time by the Vice Chairman, Chief Executive Officer or Executive Vice President of SIG and the Board of Directors of SIG, which duties shall be consistent with the position of Vice President, Chief Actuary of SIG which shall grant Executive authority, responsibility, title and standing comparable to that of the Vice President, Chief Actuary of a stock insurance holding company of similar standing. Nothing herein shall prohibit You from devoting Your time to civic and community activities or managing personal investments, as long as the foregoing do not interfere with the performance of Your duties hereunder.


2.   COMPENSATION, BENEFITS AND PERQUISITES

     2.1 SALARY. SIG shall pay Executive a salary, in equal bi-weekly installments, equal to an annualized salary rate of One Hundred Fifty Thousand Dollars ($150,000). Executive's salary payable pursuant to this Agreement may be increased from time to time as mutually agreed upon by Executive and SIG. SIG shall pay Executive the salary applicable in twenty-six (26) bi-weekly installments. Notwithstanding any other provision of this Agreement, Executive's salary paid by SIG for any year covered by this Agreement shall not be less than such salary paid to Executive for the immediately preceding calendar year. All salary and bonus amounts paid to Executive pursuant to this Agreement shall be in U.S. dollars.

     2.2 BONUS. SIG and Executive understand and agree that SIG desires to achieve significant growth during the term of this Agreement and that Executive will make a material contribution to that growth which will require certain personal and familial sacrifices on the part of Executive. Accordingly, it is the desire and intention of SIG to reward Executive for the attainment of that growth through bonus and other discretionary means (such as stock options, and stock appreciation rights). Executive may earn an annual bonus of up to $30,000 dependent upon certain financial criteria as set forth in Exhibit 2.2 hereof.

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     2.3    EMPLOYEE BENEFITS. Executive shall be entitled to receive health plan benefits which are provided to other executive employees of SIG under the applicable company plans and policies, and to future benefits and health plan benefits made generally available to executive employees of SIG with duties and compensation comparable to that of Executive upon the same terms and conditions as other company participants in such plans.

     2.4 ADDITIONAL PERQUISITES. During the term of this Agreement, SIG shall provide Executive with not less than four (4) weeks paid vacation during each calendar year.

     2.5 EXPENSES. During the period of his employment with SIG, Executive shall be entitled to receive reimbursement from SIG (in accordance with the policies and procedures in effect for the company employees) for all reasonable travel, entertainment and other business expenses incurred by him in connection with his services hereunder.

3.   TERMINATION OF EXECUTIVE'S EMPLOYMENT

     3.1.1 TERMINATION OF EMPLOYMENT AND SEVERANCE PAY. Executive's employment under this Agreement may be terminated by either party at any time for any reason; PROVIDED, HOWEVER, that if Executive's employment is terminated by SIG for any reason other than for cause, SIG and Goran, jointly and severally, agree to pay severance to Executive of up to six (6) month's then current salary in regular bi-weekly payments (the "Salary Continuation"), subject to reduction as provided in Section 3.1.2. Further, if Executive shall be terminated without cause, severance payments described in the preceding sentence are conditioned upon execution by Executive and SIG of a waiver and release agreement substantially in the form of Exhibit A attached hereto. Further, Executive shall receive severance pay in accordance with this Section 3.1 if Executive shall terminate this Agreement due to a breach thereof by SIG or if Executive is directed by SIG to engage in any act or action constituting fraud or any unlawful conduct relating to SIG or its business as may be determined by application of applicable law. For purposes of this Section 3.1, termination of employment shall include a change of employment such that Executive shall no longer be employed by SIG as a Vice President or as its senior executive responsible for the actuarial function of SIG or at a salary less than Executive's current salary.

     3.1.2 REDUCTION OF SALARY CONTINUATION. It is expressly understood and agreed that the amount of any payment to Executive required pursuant to Section
3.1.1 shall be reduced (but not below zero) by the amount of any compensation received by Executive or attributable to services performed by Executive during the Salary Continuation period. During the Salary Continuation, Executive shall provide SIG with a bi-weekly report which shall specify all services performed by Executive for third parties, the identity of the person or entity for which services were performed and any compensation paid or expected to be paid to or for the benefit of Executive. Executive shall use his reasonable best efforts during the Salary Continuation period to obtain employment comparable to that with SIG.

     3.2    CAUSE. For purposes of this Section 3, "cause" shall mean:

     (a) the Executive being convicted in the United States of America, any State therein, or the District of Columbia, or in Canada or any Province therein (each, a "Relevant Jurisdiction"), of a crime for which the maximum penalty may include imprisonment for one year or longer (a "felony") or the Executive having entered against him or consenting to any judgment, decree or order (whether criminal or otherwise) based upon fraudulent conduct or violation of securities laws;

     (b) the Executive's being indicted for, charged with or otherwise the subject of any formal proceeding (criminal or otherwise) in connection with any felony, fraudulent conduct or violation of securities laws, in a case brought by a law enforcement or securities regulatory official, agency or authority in a Relevant Jurisdiction;

     (c) the Executive engaging in fraud, or engaging in any unlawful conduct relating to SIG or its business, in either case as determined under the laws of any Relevant Jurisdiction;

     (d)    the Executive breaching any provision of this Agreement; or


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     (e)    the Executive "Grossly Neglects" his duty to SIG. For purposes of this Agreement, "Gross Neglect" means the failure to perform the functions of the Executive's job or the failure by Executive to carry out reasonable directions with respect to material duties after the Executive has been notified in writing that the Executive is failing to perform these functions or failing to carry out reasonable directions. Such notice shall specify the functions or directions that the Executive is failing to perform and what steps need to be taken to cure and shall set forth the reasonable time frame, which shall be at a minimum forty-five (45) days, within which to cure. If Executive fails to cure within the time frame, SIG may terminate Executive's employment for cause by giving him thirty
            (30) days notice or pay in lieu thereof.

     3.3 DISABILITY. So long as otherwise permitted by law, if Executive has become permanently disabled from performing his duties under this Agreement, SIG's Chairman of the Board, may, in his discretion, determine that Executive will not return to work and terminate his employment as provided below. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of SIG during the period he remains disabled. Permanent disability shall be determined pursuant to the terms of Executive's long term disability insurance policy provided by SIG. If SIG elects to terminate this Agreement based on such permanent disability, such termination shall be for cause.

     3.4 INDEMNIFICATION. Executive shall be indemnified by SIG to the maximum extent permitted by applicable law for actions undertaken for, or on behalf of SIG.

4.   NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND TRADE SECRETS

     4.1 NONCOMPETITION. In consideration of SIG's entering into this Agreement and the compensation and benefits to be provided by SIG to You hereunder, and further in consideration of Your exposure to proprietary information of SIG, You agree that until the date of termination or expiration of this Agreement for any reason (the "Date of Termination") not to enter into competitive endeavors and not to undertake any commercial activity which is contrary to the best interests of SIG or its affiliates, including, directly or indirectly, becoming an employee, consultant, owner (except for passive investments of not more than one percent (1%) of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of, or otherwise participating in the management, operation, control or profits of (a) any firm or person engaged in the operation of a business engaged in the acquisition of insurance businesses or (b) any firm or person which either directly competes with a line or lines of business of SIG accounting for five percent (5%) or more of SIG's gross sales, revenues or earnings before taxes or derives five percent (5%) or more of such firm's or person's gross sales, revenues or earnings before taxes from a line or lines of business which directly compete with SIG.

     Notwithstanding any provision of this Agreement to the contrary, You agree that Your breach of the provisions of this Section 4.1 shall permit SIG to terminate Your employment for cause.

     4.2 CONFIDENTIALITY. You shall not knowingly disclose or reveal to any unauthorized person, during or after the Term, any trade secret or other confidential information (as outlined in the Indiana Uniform Trade Secrets Act) relating to SIG or any of its affiliates, or any of their respective businesses or principals, and You confirm that such information is the exclusive property of SIG and its affiliates. You agree to hold as SIG's property all memoranda, books, papers, letters and other data, and all copies thereof or therefrom, in any way relating to the business of SIG and its affiliates, whether made by You or otherwise coming into Your possession and, on termination of Your employment, or on demand of SIG at any time, to deliver the same to SIG.

     Any ideas, processes, characters, productions, schemes, titles, names, formats, policies, adaptations, plots, slogans, catchwords, incidents, treatment, and dialogue which You may conceive, create, organize, prepare or produce during the period of Your employment and which ideas, processes, etc. relate to any of the businesses of SIG, shall be owned by SIG and its affiliates whether or not You should in fact execute an assignment thereof to SIG, but You agree to execute any assignment thereof or other instrument or document which may be reasonably necessary to protect and secure such rights to SIG.

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     4.3    NONSOLICITATION. During Executive's employment with SIG and for one
(1) year following termination of Executive's employment, Executive will not directly or indirectly solicit, divert or interfere with the relationship between SIG or its affiliates and any employee of SIG or its affiliates.

5.   MISCELLANEOUS

     5.1 AMENDMENT. This Agreement may be amended only in writing, signed by both parties.

     5.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard to the employment of Executive or the obligations of SIG or the Executive. This Agreement supersedes all prior employment contracts and non-competition agreements between the parties.

     5.3 NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

     If to SIG, to:

     Symons International Group, Inc.
     4720 Kingsway Drive
     Indianapolis, Indiana  46205
     Attention: Chief Executive Officer

     If to Executive, to:

     David N. Hafling
     8650 Winding Ridge Road
     Indianapolis, Indiana 46217

or to such other addresses as one party may designate in writing to the other party from time to time.

     5.4 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     5.5 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     5.6 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Indiana, without giving effect to conflict of law principles.

     5.7 HEADINGS. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.8 COUNTERPARTS. This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     5.9 SURVIVAL. SIG's obligations under Section 3.1 and Executive's obligations under Section 4 shall survive the termination and expiration of this Agreement in accordance with the specific provisions of those Paragraphs and Sections and this Agreement in its entirety shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

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     5.10   MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by You and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent time.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                   GORAN CAPITAL INC.


                                   By:
                                      ----------------------------------------
                                   Alan G. Symons, Chief Executive Officer


                                   SYMONS INTERNATIONAL GROUP,  INC.


                                   By:
                                      ----------------------------------------
                                   Douglas H. Symons, Chief Executive Officer


                                      ----------------------------------------
                                   David N. Hafling






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